SunCoke Energy, Inc. Executive Involuntary Severance Plan Exhibit 10.9 =================================================================== SUNCOKE ENERGY, INC. EXECUTIVE INVOLUNTARY SEVERANCE PLAN (Amended and Restated as of December 8, 2021) ===================================================================

SunCoke Energy, Inc. Executive Involuntary Severance Plan Page 1 of 12 sxc2021 10K Ex 10.9 SUNCOKE ENERGY, INC. EXECUTIVE INVOLUNTARY SEVERANCE PLAN ARTICLE I DEFINITIONS 1.1. “Benefit” or “Benefits” shall mean any or all of the benefits that a Participant is entitled to receive pursuant to Article IV of the Plan. 1.2. “Board of Directors” shall mean the Board of Directors of SunCoke Energy, Inc. or any successor thereto. 1.3. “Change in Control Benefits” shall have the meaning assigned to such term in Section 4.7 hereof. 1.4. “Chief Executive Officer” shall mean the individual serving as the Chief Executive Officer of SunCoke Energy, Inc. 1.5. “Committee” shall mean the administrative committee designated pursuant to Article VI of the Plan to administer the Plan in accordance with its terms. 1.6. “Company” shall mean SunCoke Energy, Inc., a Delaware corporation. The term “Company” shall include any successor to SunCoke Energy, Inc., any subsidiary or affiliate which has adopted the Plan, or a corporation succeeding to the business of SunCoke Energy, Inc., or any subsidiary or affiliate, by merger, consolidation or liquidation or purchase of assets or stock or similar transaction. 1.7. “Company Service” shall mean, for purposes of determining Benefits available to any Participant in this Plan, the total aggregate recorded length of such Participant’s service with: SunCoke Energy, Inc.; any subsidiary or affiliate of SunCoke Energy, Inc. (whether by merger, consolidation or liquidation or purchase of assets or stock or similar transaction) which has adopted the Plan; and/or any corporation succeeding to the business of SunCoke Energy, Inc. Company Service shall commence with the Participant’s initial date of employment with the Company, and shall end with such Participant’s death, retirement, or termination for any reason. Company Service also shall include: (a) all periods of approved leave of absence (civil, family, medical, military, or Olympic); provided, however, that the Participant returns to work within the prescribed time following the leave; (b) any break in service of thirty (30) days or less; and (c) any service credited under applicable Company policies with respect to the length of a Participant’s employment by any non-affiliated entity that is subsequently acquired by, and becomes a part of, the Company’s operations.

SunCoke Energy, Inc. Executive Involuntary Severance Plan Page 2 of 12 sxc2021 10K Ex 10.9 1.8. “Compensation Committee” shall mean the Compensation Committee of the Board of Directors. 1.9. “Disability” shall mean any illness, injury or incapacity of such duration and type as to render a Participant eligible to receive long-term disability benefits under the applicable broad-based long-term disability program of the Company. 1.10 “Effective Date” shall have the meaning assigned to such term in Section 2.1 hereof. 1.11. “Employment Termination Date” shall mean the date on which a Participant separates from service as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations issued thereunder. 1.12. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. 1.13. “Excise Tax” shall have the meaning assigned to such term in Section 4.7 hereof. 1.14 “Just Cause” shall mean, as determined by the Committee: (a) the willful and continued failure of the Participant to substantially perform the Participant’s duties with the Company or its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer that specifically identifies the manner in which the Board of Directors or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties, (b) the Participant’s conviction of a felony; (c) willful misconduct by the Participant in connection with the Participant’s employment duties or responsibilities to the Company or its affiliates (including, but not limited to, dishonest or fraudulent acts); (d) the Participant’s failure to comply in other than an insignificant manner with a policy of the Company or any affiliate; or (e) the Participant’s gross misconduct that the Administrator determines in good faith adversely and materially affects the business or reputation of the Company . For purposes of this Section 1.14, no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. 1.15. “Participant” shall mean any executive so designated by the Chief Executive Officer; provided, however, that any such executive who has an employment contract with the Company that

SunCoke Energy, Inc. Executive Involuntary Severance Plan Page 3 of 12 sxc2021 10K Ex 10.9 provides severance benefits shall not be eligible to participate in the Plan while such contract is in effect except to the extent specifically provided in the contract. 1.16. “Plan” shall mean the SunCoke Energy, Inc. Executive Involuntary Severance Plan, as set forth herein, and as the same may from time to time be amended. 1.17. “Plan Year” shall mean each fiscal year of the Company during which this Plan is in effect. 1.18. “Salary Continuation Period” shall mean: (a) six (6) weeks, in the case of a Participant who either has not executed the release described in Section 3.3 hereof, or who has revoked such a previously executed release; or (b) in the case of a Participant who has executed and not revoked the release described in Section 3.3 hereof: (i) one hundred four (104) weeks for the Company’s Chief Executive Officer; (ii) seventy-eight (78) weeks for each Senior Vice President of the Company; and (iii) fifty-two (52) weeks for each other Participant. 1.19. “Special Executive Severance Plan” shall mean the SunCoke Energy, Inc. Special Executive Severance Plan 1.20. “Weekly Compensation” shall mean the sum of each of the following items divided by 52: (a) a Participant’s annual base salary; and (b) the applicable guideline (target) annual bonus amount in effect on his or her Employment Termination Date. ARTICLE II BACKGROUND, PURPOSE AND TERM OF PLAN 2.1. Background. The Company maintains this Plan for the purpose of providing severance allowances to all Participants, whose employment is terminated for reasons other than fault of their own. This amendment and restatement of the Plan shall be effective as of December 8, 2021. 2.2. Purpose of the Plan. In recognition of their past service to the Company, this Plan is intended to alleviate, in part or in full, financial hardships which may be experienced by certain of those employees of the Company whose employment is terminated. In essence, benefits under the Plan are intended to be additional compensation for past services. The amount or kind of benefit to be provided is to be based on the position of the Participant and the Participant’s compensation at his or her Employment Termination Date. 2.3. Term of the Plan. The Plan will continue until such time as the Board of Directors, or a committee thereof, delegated such responsibility, acting in its sole discretion, elects to modify, supersede or terminate it in accordance with the further provisions hereof.

SunCoke Energy, Inc. Executive Involuntary Severance Plan Page 4 of 12 sxc2021 10K Ex 10.9 ARTICLE III PARTICIPATION AND ELIGIBILITY FOR BENEFITS 3.1. General Eligibility Requirement. In order to receive a Benefit under this Plan, a Participant’s employment must have been terminated by the Company other than for Just Cause, death or Disability; provided, however, that any Participant who is receiving benefits under the Special Executive Severance Plan shall not also be eligible to receive any Benefit under this Plan. 3.2. Employment by Successor. Notwithstanding anything herein to the contrary, no Benefits shall be due hereunder in connection with the sale or other disposition by the Company of the capital stock or assets of any business unit, division, subsidiary, or other affiliate, if the Participant receives an offer of employment from the purchaser or other acquiror at an annual salary and guideline bonus each at least equal to the annual salary and guideline bonus, respectively, for his or her position with the Company immediately prior to such sale or other disposition. 3.3. Release. Unless the Participant executes a full waiver and release of claims in a form satisfactory to the Company, and notwithstanding anything herein to the contrary as provided in Section 5.2, the Benefits provided hereunder in connection with a termination of employment shall be provided only for the Salary Continuation Period set forth in Section 1.18(a) of this Plan. ARTICLE IV BENEFIT 4.1. Amount of Immediate Cash Benefit. The immediate cash amount to be paid to a Participant eligible to receive Benefits under Section 3.1 hereof shall be paid in a lump sum and shall equal the Participant’s earned vacation (as determined under the Company’s applicable vacation policy as in effect on the Employment Termination Date) through the end of his or her Employment Termination Date. 4.2. Ongoing Benefits. (a) Salary Continuation. A Participant who is eligible to receive Benefits under Section 3.1 shall continue to be entitled, through the end of his/her Salary Continuation Period to his/her Weekly Compensation as in effect on the Employment Termination Date. (b) Bonus Available Under SunCoke Energy, Inc. Annual Incentive Plan: In addition to the salary continuation benefit described in Section 4.2(a) hereof, a Participant in this Plan, who is also an “Eligible Employee” for purposes of the SunCoke Energy, Inc. Annual Incentive Plan, will be entitled to payment of the following amounts: (i) Prior Year Bonus. Such Participant whose Employment Termination Date occurs prior to April 1 of a calendar year will be entitled to the annual cash bonus payable pursuant to the SunCoke Energy, Inc. Annual Incentive Plan for the prior year, but only to the extent not yet paid. (ii) Pro-rated Current Year Bonus. Such Participant whose Employment Termination Date occurs between April 1 and December 31 of a calendar year will be entitled to a one-time portion of the current year target annual cash bonus for

SunCoke Energy, Inc. Executive Involuntary Severance Plan Page 5 of 12 sxc2021 10K Ex 10.9 which the Participant is eligible pursuant to the SunCoke Energy, Inc. Annual Incentive Plan, pro-rated and adjusted for actual Company performance for the calendar year in which the Employment Termination Date occurs, in accordance with the terms and provisions of the SunCoke Energy, Inc. Annual Incentive Plan, based on such Participant’s salary or wages earned through the Employment Termination Date. The applicable pro rata portion will be equal to a fraction, the denominator of which will be 12, and numerator of which will be the number of full calendar months during the calendar year the Participant worked. Subject to Section 5.1(b) hereof, to the extent applicable, such prorated bonus will be paid on the customary payout date under the SunCoke Energy, Inc. Annual Incentive Plan. 4.3. Executive Benefits. A Participant who is eligible to receive Benefits under Section 3.1 shall continue to be entitled, through the end of his/her Salary Continuation Period to those employee benefits listed below: (a) death benefits in an amount equal to one (1) times the Participant’s annual base salary at the Employment Termination Date (provided, however, that any supplemental coverages elected under the SunCoke Energy, Inc. Death Benefits Plan (or any similar plan of any of the following: a subsidiary or affiliate which has adopted this Plan; a corporation succeeding to the business of SunCoke Energy, Inc.; and/or any subsidiary or affiliate, by merger, consolidation or liquidation or any purchase of assets or stock or similar transaction) will be discontinued under the terms of such plan or plans); and (b) medical plan benefits (excluding dental coverage), including COBRA continuation coverage beginning as of the start of the Salary Continuation Period and running concurrently therewith. In each case, when contributions are required of all other active Participants at the time of the Participant’s Employment Termination Date, or thereafter, if required of other Participants, the Participant shall continue to be responsible for making the required contributions during the Salary Continuation Period in order to be eligible for the coverage. The difference between the cost for such medical plan benefits under Code Section 4980B and the amount of the necessary contributions that a Participant is required to pay for such coverage as provided above will be paid by the Company and considered imputed income to such Participant. Each Participant is responsible for the payment of income tax due as a result of such imputed income. The Participant also shall be entitled to reasonable outplacement services as deemed appropriate by the Committee (but only to the extent such services are provided no later than the end of the second calendar year following the year of the Participant’s Employment Termination Date and are paid for directly by the Company no later than the end of the third calendar year following the year of the Participant’s Employment Termination Date). 4.4. Retirement Plans. This Plan shall not govern and shall in no way affect the Participant’s interest in, or entitlement to benefits under, any of the Company’s qualified or supplemental retirement plans and any payments received under any such plan shall not affect a Participant’s right to any Benefit hereunder. 4.5. Minimum Benefit. Notwithstanding the provisions of Sections 4.2 and 4.3 hereof, the Benefits available under this Plan shall not be less than those determined in accordance with the

SunCoke Energy, Inc. Executive Involuntary Severance Plan Page 6 of 12 sxc2021 10K Ex 10.9 provisions of the SunCoke Energy, Inc. Involuntary Termination Plan. If the Participant determines that the benefits under the SunCoke Energy, Inc. Involuntary Termination Plan are more valuable to the Participant than the comparable Benefits set forth in this Plan, then the provisions used to calculate the Benefits available to the Participant under this Plan shall not apply, and the Benefits available to the Participant under this Plan shall be calculated using only the applicable provisions of the SunCoke Energy, Inc. Involuntary Termination Plan. In all events, the timing of payment of benefits shall be determined in accordance with the terms of this Plan. 4.6. Effect on Other Benefits. There shall not be drawn from the continued provision by the Company of any of the aforementioned Benefits any implication of continued employment or of continued right to accrual of retirement benefits under the Company’s qualified or supplemental retirement plans, nor shall a Participant accrue vacation days, paid holidays, paid sick days or other similar benefits normally associated with employment for any part of the Salary Continuation Period during which benefits are payable under this Plan. 4.7. Excise Tax Reduction. If in connection with the Change in Control of the Company (as defined in the Special Executive Severance Plan) (i) a Participant would be or is subject to an excise tax under Section 4999 of the Internal Revenue Code (an "Excise Tax") with respect to the Benefits, or any other cash, benefits or other property received, or any acceleration of vesting of any benefit or award (the "Change in Control Benefits"), and (ii) the total net after-tax amount of the Participant's Change in Control Benefits (after taking into account federal, state and local income and employment taxes and the Excise Tax) is less than the pre-tax Change in Control Benefits reduced to the largest amount that would not trigger the imposition of such Excise Tax, then the Participant's Benefits shall be so reduced so that no Excise Tax is imposed. Within 15 days after the Participant's termination of employment, a nationally recognized accounting firm selected by the Company shall make a determination as to whether any Excise Tax would be reported with respect to the Change in Control Benefits and, if so, the amount of the Excise Tax, the total net after-tax amount of the Change in Control Benefits (after taking into account federal, state and local income and employment taxes and the Excise Tax) and the amount of reduction to the Change in Control Benefits necessary to avoid such Excise Tax. To the extent permitted by Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), the Participant shall determine the particular Change in Control Benefits to be reduced, and the Company shall provide the Participant with such information as is necessary to make such determination. The Company shall be responsible for all fees and expenses connected with the determinations by the accounting firm pursuant to this Section 4.7. The Participant agrees to notify the Company in the event of any audit or other proceeding by the IRS or any taxing authority in which the IRS or other taxing authority asserts that any Excise Tax should be assessed against the Participant and to cooperate with the Company in contesting any such proposed assessment with respect to such Excise Tax.

SunCoke Energy, Inc. Executive Involuntary Severance Plan Page 7 of 12 sxc2021 10K Ex 10.9 ARTICLE V METHOD AND DURATION OF BENEFIT PAYMENTS 5.1. Method of Payment. (a) The cash Benefits to which a Participant is entitled, as determined pursuant to Article IV hereof, shall be paid monthly except as otherwise provided in this Article V, and the Salary Continuation Period shall begin the first day of the month following the month in which the Employment Termination Date occurs. If a Participant becomes entitled to cash Benefits determined in accordance with Section 1.18(b), the number of equal monthly payments for such Participant shall be determined by dividing the applicable Salary Continuation Period by four and rounding up to the nearest whole number. Pursuant to Treasury Regulation Section 1.409A-2(b)(2)(iii), for purposes of Treasury Regulation 1.409A-1(b)(4) and all other provisions of the regulations promulgated under Code Section 409A, the Participant’s right to the series of monthly payments hereunder at all times shall be treated as a right to a series of separate payments. Payment shall be made by mailing to the last address provided by the Participant to the Company, or by direct deposit into a bank account designated by the Participant in writing to the Company. (b) Payment of any cash Benefits (that are deferred compensation for purposes of Code Section 409A) to any Participant who is a specified employee under Section 409A of the Code shall be made as follows to the extent required by Code Section 409A. Cash Benefits that are scheduled to be paid for the period which begins on such Participant’s Employment Termination Date and ends on the date six months from such Participant’s Employment Termination Date, shall not be paid as scheduled, but shall be accumulated and paid in a lump sum on the date six months after the Participant’s Employment Termination Date. Simple interest will be paid on cash Benefits delayed hereunder from the date such payments would have been made to the Participant but for this subsection (b), to the date of actual payment, at the interest rate equal to the prime rate of Citibank, N.A. as in effect from time to time after such due date. 5.2. Conditions to Entitlement to Benefit. In order to be eligible to receive full Benefits hereunder (other than Benefits pursuant to Section 1.18(a) or Section 4.1), a Participant shall make himself/herself available to the Company and cooperate in any reasonable manner (so as not to unreasonably interfere with subsequent employment) in providing assistance to the Company after his or her Employment Termination Date in conducting any matters which are pending at such time, and, as provided in Section 3.3, shall execute a release and discharge of the Company from any and all claims, demands or causes of action other than as to amounts or benefits due to the Participant under any plan, program or contract provided by, or entered into with, the Company. Such release and discharge shall be in such form as is prescribed by the Committee and shall be executed and delivered no later than the fiftieth (50th) day following the Participant’s Employment Termination Date. In the event that a Participant does not so execute and deliver such release, or in the event that the Participant revokes such release, the Company shall cease payment of any Benefits (other than Benefits pursuant to Section 1.18(a) or Section 4.1) and the Participant shall repay any Benefits (other than Benefits pursuant to Section 1.18(a) or Section 4.1) previously provided to him or her. In addition, no Benefits due hereunder shall be paid to a Participant who is required by Company guidelines to execute an agreement governing the assignment of patents or the disclosure of confidential information unless an executed copy of such agreement is on file with the Company.

SunCoke Energy, Inc. Executive Involuntary Severance Plan Page 8 of 12 sxc2021 10K Ex 10.9 5.3. Payments After Death. The Participant’s estate shall receive any Benefits due hereunder in the event of the Participant’s death prior to the receipt of all such Benefits. ARTICLE VI ADMINISTRATION 6.1. Appointment of the Committee. The Committee shall consist of three (3) or more persons appointed by the Compensation Committee. Committee members may be, but need not be, employees of the Company. 6.2. Tenure of the Committee. Committee members shall serve at the pleasure of the Compensation Committee and may be discharged, with or without Cause, by the Compensation Committee. Committee members may resign at any time on ten (10) days’ written notice. 6.3. Authority and Duties. It shall be the duty of the Committee to determine the eligibility of each Participant for Benefits under the Plan, to determine the amount of Benefit to which each such Participant may be entitled, and to determine the manner and time of payment of the Benefit consistent with the provisions hereof. The Company shall make such payments as are certified to it by the Committee to be due to Participants. The Committee shall have the full power and authority to construe, interpret and administer the Plan, to correct deficiencies therein, to supply omissions and to make factual determinations. Except as provided in Section 9.2, all decisions, actions and interpretations of the Committee shall be final, binding and conclusive upon the parties. 6.4. Action by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting, or at the direction of the Chairperson, without a meeting by mail, telegraph, telephone or electronic communication device; provided that all of the members of the Committee are informed of their right to vote on the matter before the Committee and of the outcome of the vote thereon. 6.5. Officers of the Committee. The Compensation Committee shall designate one of the members of the Committee to serve as Chairperson thereof. The Compensation Committee shall also designate a person to serve as Secretary of the Committee, which person may be, but need not be, a member of the Committee. 6.6. Compensation of the Committee. Members of the Committee shall receive no compensation for their services as such. However, all reasonable expenses of the Committee shall be paid or reimbursed by the Company upon proper documentation. The Company shall indemnify members of the Committee against personal liability for actions taken in good faith in the discharge of their respective duties as members of the Committee and shall provide coverage to them under the Company’s liability insurance program(s). 6.7. Records, Reporting and Disclosure. The Committee shall keep all individual and group records relating to Participants and former Participants and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Company and to each Participant for examination during business hours except that a Participant shall examine only such records as pertain exclusively to the examining Participant and to the Plan. The Committee shall prepare and shall file as

SunCoke Energy, Inc. Executive Involuntary Severance Plan Page 9 of 12 sxc2021 10K Ex 10.9 required by law or regulation all reports, forms, documents and other items required by ERISA, the Internal Revenue Code, and every other relevant statute, each as amended, and all regulations thereunder (except that the Company, as payor of the Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts which may be similarly reportable). 6.8. Actions of the Chief Executive Officer or the Board of Directors. Whenever a determination is required of the Chief Executive Officer or the Board of Directors under the Plan, such determination shall be made solely at the discretion of the Chief Executive Officer or the Board of Directors, as applicable. 6.9. Bonding. The Committee shall arrange any bonding that may be required by law, but no amount in excess of the amount required by law (if any) shall be required by the Plan. ARTICLE VII AMENDMENT AND TERMINATION 7.1. Amendment, Suspension and Termination. The Company, acting by or pursuant to a resolution of the Board of Directors, or a committee thereof delegated such responsibility, retains the right, at any time and from time to time, to amend, suspend or terminate the Plan in whole or in part, for any reason, and without either the consent of or the prior notification to any Participant. No such amendment shall give the Company the right to recover any amount paid to a Participant prior to the date of such amendment or to cause the cessation and discontinuance of payments of Benefits to any person or persons under the Plan already receiving Benefits. ARTICLE VIII DUTIES OF THE COMPANY 8.1. Records. The Company shall supply to the Committee all records and information necessary to the performance of the Committee’s duties. 8.2. Payment. The Company shall make payments from its general assets to Participants, and shall provide the Benefits described in Article IV hereof in accordance with the terms of this Plan, as directed by the Committee. ARTICLE IX CLAIMS PROCEDURES 9.1. Application for Benefits. Benefits shall be paid by the Company following a termination of employment that qualifies the Participant for Benefits. In the event a Participant believes himself/herself eligible for Benefits under this Plan and Benefit payments have not been initiated by the Company, the Participant may apply for such Benefits by requesting payment of Benefits in writing from the Company. 9.2. Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant (or beneficiary, if applicable) whose claim has been so denied

SunCoke Energy, Inc. Executive Involuntary Severance Plan Page 10 of 12 sxc2021 10K Ex 10.9 shall be notified of such denial in writing by the Committee, within ninety (90) days following submission by the Participant (or beneficiary, if applicable) of such claim to the Committee (unless the Committee determines that special circumstances require an extension of time for processing the claim, in which case (i) the Committee shall notify in writing the Participant of the extension, the reasons therefor and the expected determination date and (ii) such extension shall not exceed the amount permitted by applicable law or regulation). The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant of the procedure for the appeal of such denial. All appeals shall be made by the following procedure: (a) The Participant whose claim has been denied shall file with the Committee a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Committee of the claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred. (b) The Committee shall consider the merits of the claimant’s written presentation, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Committee shall deem relevant. (c) The Committee shall render a determination upon the appealed claim, within sixty (60) days of the Committee’s receipt of the Participant’s notice of appeal (unless the Committee determines that special circumstances require an extension of time for processing the claim, in which case (i) the Committee shall notify in writing the Participant of the extension, the reasons therefor and the expected determination date and (ii) such extension shall not exceed the amount permitted by applicable law or regulation), which determination shall be accompanied by a written statement as to the reasons therefor. The determination so rendered shall be binding upon all parties and shall not be overturned unless such determination was an abuse of discretion and/or violated the highest applicable legal standard. ARTICLE X MISCELLANEOUS 10.1. Non-alienation of Benefits. None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he/she may expect to receive, contingently or otherwise, under this Plan. 10.2. No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any Benefits shall be construed as giving any Participant, or any person whosoever, the right to be retained in the service of the Company, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.

SunCoke Energy, Inc. Executive Involuntary Severance Plan Page 11 of 12 sxc2021 10K Ex 10.9 10.3. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included. 10.4. Successors, Heirs, Assigns, and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future. Unless the Chief Executive Officer directs otherwise, the Company shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or a division thereof, to acknowledge expressly that this Agreement is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the Company to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or successions had taken place. 10.5. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan. 10.6. Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa. 10.7. Unfunded Plan. The Plan shall not be funded. The Company may, but shall not be required to, set aside or earmark an amount necessary to provide the Benefits specified herein (including the establishment of trusts). In any event, no Participant shall have any right to, or interest in, any assets of the Company which may be applied by the Company to the payment of Benefits. 10.8. Payments to Incompetent Persons, Etc. Any Benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Committee and all other parties with respect thereto. 10.9. Lost Payees. A Benefit shall be deemed forfeited if the Committee is unable to locate a Participant to whom a Benefit is due. Such Benefit shall be reinstated if application is made by the Participant for the forfeited Benefit while this Plan is in operation. 10.10. Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Delaware to the extent not preempted by Federal law, without giving effect to principles of conflicts of laws. 10.11. Code Section 409A. This Plan is intended to comply with the requirements of Code Section 409A or an exemption or exclusion therefrom and, with respect to amounts that are subject to Code Section 409A, shall in all respects be administered in accordance with Code Section 409A. Each payment under this Plan shall be treated as a separate payment for purposes of Code Section 409A; provided, however, that the Company makes no representations that Benefits under the Plan

SunCoke Energy, Inc. Executive Involuntary Severance Plan Page 12 of 12 sxc2021 10K Ex 10.9 shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Benefits under the Plan and shall not be liable for any penalties or costs to a Participant resulting from the application of Code Section 409A to Benefits hereunder. . In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. Notwithstanding anything to the contrary in this Plan, all reimbursements and in-kind benefits provided under this Plan shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that: (a) any reimbursement is for expenses incurred during the Participant’s lifetime (or during a shorter period of time specified in this Plan); (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, except, if such benefits consist of the reimbursement of expenses referred to in Section 105(b) of the Code, a maximum, if provided under the terms of the plan providing such medical benefit, may be imposed on the amount of such reimbursements over some or all of the period in which such benefit is to be provided to the Participant as described in Treasury Regulation Section 1.409A- 3(i)(iv)(B); (c) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, provided that the Participant shall have submitted an invoice for such fees and expenses at least ten (10) days before the end of the calendar year next following the calendar year in which such fees and expenses were incurred; and (d) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.